Exhibit 99.8

Tri-State 1st Banc, Inc.

Conversion Notice and Letter of Transmittal

August 19, 2015

Dear Holder of Series A Preferred Stock issued by Tri-State 1st Banc, Inc. (“TSOH”):

This package is being mailed to you as a holder of record of Series A Preferred Stock of TSOH in connection with the merger of TSOH with and into a subsidiary of Farmers National Banc Corp. (“Farmers”), pursuant to the terms of the Agreement and Plan of Merger, dated as of June 23, 2015 (as it may be amended from time to time, the “Merger Agreement”), entered into by and between Farmers, FMNB Merger Subsidiary, LLC and TSOH (the “Merger”) and as indicated in the initial written notice that was mailed to you on June 30, 2015.

This Notice includes the conversion form that is described in the proxy statement/prospectus, dated August 17, 2015, that is being sent to you under separate cover (as it may be amended from time to time, the “Proxy Statement”).

Pursuant to the Merger Agreement, at the effective time of the Merger:

1. each outstanding share of TSOH Series A Preferred Stock that has not been converted into TSOH common shares will be converted into the right to receive $13.60 per share, in cash; and

2. each outstanding share of TSOH common stock will be converted into the right to receive, at the election of the holder but subject to proration, adjustment and certain limitations as set forth in the Merger Agreement, one of the following:

•	1.747 Farmers common shares; or

•	$14.20 in cash, without interest and subject to certain allocation procedures designed to ensure that 75% of the outstanding TSOH common shares are converted into the right to receive Farmers common shares and 25% of the outstanding TSOH common shares are converted into the right to receive cash.

Each share of TSOH Series A Preferred Stock is convertible at the option of the holder, just prior to the occurrence of the Merger, into one (1) share of TSOH common stock. Electing to convert your TSOH Series A preferred into TSOH common shares prior to the Merger would entitle you to elect to receive the Merger consideration described above with respect to holders of TSOH common stock (subject to proration, adjustment and certain limitations described in the Merger Agreement).

If you would like to convert your shares of TSOH Series A Preferred Stock into shares of TSOH common stock, you may do so by means of this Conversion Notice and Letter of Transmittal.

In order to elect to convert your TSOH Series A Preferred Stock, please:

•	Complete and sign this Conversion Notice and Letter of Transmittal;

•	Include with this Conversion Notice and Letter of Transmittal all share certificate(s) that represent/evidence your shares of TSOH Series A Preferred Stock; and

•	Send all of the above to Computershare Inc. (the “Exchange Agent”) at the address set forth below.

If delivering by Mail:	If delivering by overnight courier
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
Attn Corporate Actions	Attn Corporate Actions
P.O. Box 43011	250 Royall St – Suite V
Providence RI 02940-3011	Canton MA 02021

The Exchange Agent must RECEIVE the Conversion Notice, Letter of Transmittal and share certificate(s) (the “Conversion Materials”) no later than the Election Deadline of 5:00 p.m., New York City time, on September 21, 2015. Do not send your materials to Farmers or TSOH.

You are being sent a package of materials (either with this Notice or under separate cover) that, in the event of your proper conversion of TSOH Series A Preferred Stock to TSOH common stock, will permit you to make the same election to receive cash or stock that a holder of TSOH common shares is permitted to make under the Merger Agreement. If you, as a holder of Series A Preferred Stock, do not properly submit your Conversion Notice so that it is received on or prior to the Election Deadline, then any election you make to receive cash or stock as a holder of TSOH common shares will be null and void and each outstanding share of Series A Preferred Stock that has not been converted into TSOH common shares will be converted into the right to receive $13.60 per share, in cash.

TSOH is holding a special meeting of shareholders on September 22, 2015 to approve the Merger. Pending receipt of approval of the Merger by TSOH shareholders and satisfaction of certain other closing conditions specified in the Merger Agreement, we currently expect that the Merger will be consummated during the fourth quarter of 2015.

You bear the risk of ensuring proper and timely delivery to the Exchange Agent. Therefore, we encourage you to submit your Conversion Materials promptly. Your Conversion Materials must be RECEIVED by the Exchange Agent by the Election Deadline of 5:00 p.m., New York City time, on September 21, 2015. In the event that the Election Deadline changes, Farmers and TSOH will announce the revised dates in a press release, on their websites and in a filing by Farmers with the Securities and Exchange Commission (the “SEC”).

For a full discussion of the transactions and the effect of your election, see the Merger Agreement and the Proxy Statement. BEFORE ELECTING TO CONVERT YOUR SHARES OF TSOH SERIES A PREFERRED STOCK, YOU ARE ENCOURAGED TO READ CAREFULLY THE ENTIRE MERGER AGREEMENT AND PROXY STATEMENT (INCLUDING ANNEXES THERETO AND DOCUMENTS INCORPORATED THEREIN BY REFERENCE) AND THE ACCOMPANYING INSTRUCTIONS TO THIS CONVERSION NOTICE AND LETTER OF TRANSMITTAL.

You are able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Farmers through the website maintained by the SEC at www.sec.gov. If you wish to request these documents, you should do so at least 5 business days before the Election Deadline. THE PROXY STATEMENT IS DATED August 17, 2015, AND DOES NOT REFLECT DEVELOPMENTS SUBSEQUENT TO THAT DATE. However, the Proxy Statement incorporates by reference subsequent filings with the SEC by Farmers. You should rely only on the information contained or expressly incorporated by reference in the Proxy Statement. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in those documents.

If you have any questions regarding the election materials, please contact Stephen Beadnell at Tri-State 1st Banc, Inc. at (330) 382-7016.

Stephen R. Sant
President and Chief Executive Officer
Tri-State 1st Banc, Inc.

This Conversion Notice and Letter of Transmittal is dated August 19, 2015, and is first being mailed to holders of TSOH Series A Preferred Stock on or about August 20, 2015.

Tri-State 1st Banc, Inc.

CONVERSION NOTICE

If you want to convert your shares of TSOH Series A Preferred Stock into shares of TSOH Common Stock, check this box, complete the information below, and sign and date this Conversion Notice:   ☐

Please list each certificate representing your Series A preferred shares separately; holders of jointly held certificates must also sign.

Name(s) on Series A stock certificate	Number of Series A Preferred Shares

In accordance with TSOH’s Amended and Restated Certificate of Incorporation, electing to convert any shares of Series A Preferred Stock means that you must convert all of your Series A Preferred Stock.

If you want the new stock certificate for the shares of TSOH Common Stock to be made out in any person’s name other than as reflected in the original certificate for shares of TSOH Series A Preferred Stock, fill in the form below:

(Insert other person’s social security or tax ID no.)

(Print or type other person’s name, address and zip code)

Sign and date below to convert all of your outstanding shares of TSOH Series A Preferred Stock into shares of TSOH Common Stock.

Date:	Signature:

Joint holder signature:

(Sign exactly as your name appears on the certificate(s) representing the shares of Series A Preferred Stock)

ELECTION OPTIONS – If you wish to participate in the conversion of your Series A Preferred Stock to Common Shares

STOCK ELECTION (1.747 Farmers common shares for each TSOH common share)

☐         Mark this box to elect to make a stock election with respect to ALL of your TSOH common shares.

☐         Mark this box to elect to make a stock election with respect to the following number of your TSOH common shares:             . Please fill in the number of common shares for which you would like to make a stock election.

CASH ELECTION ($14.20 in cash without interest for each TSOH common share)

☐         Mark this box to elect to make a cash election with respect to ALL of your TSOH common shares.

☐         Mark this box to elect to make a cash election with respect to the following number of your TSOH common shares:            . Please fill in the number of common shares for which you would like to make a cash election.

NO ELECTION

☐         Mark this box to make no election with respect to ALL of your TSOH common shares.